UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 03, 2021

POTLATCHDELTIC CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-32729	82-0156045
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 West First Avenue, Suite 1600
Spokane, Washington		99201
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 509 835-1500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($1 par value)	PCH	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

Director Retirement

Having reached the mandatory retirement age of 72 under Article IV, Section 2 of the PotlatchDeltic Corporation (“Company”) bylaws, Mr. Charles P. Grenier will be retiring from the Company’s Board of Directors (the “Board”), effective December 31, 2021, following over eight years of service as a member of the Board of Directors (the “Board”) and two years as Lead Director.

(d)

Appointment of New Director

On December 3, 2021, the Board appointed Anne L. Alonzo to serve as a member of the Board effective December 3, 2021. Ms. Alonzo was appointed as a Class II director with a term that expires on the date of the Company’s 2022 annual meeting of stockholders scheduled to take place in May 2022. Ms. Alonzo will serve as a member of the Audit Committee of the Board, effective January 1, 2022. Ms. Alonzo was Senior Vice President, External Affairs and Chief Sustainability Officer of Corteva AgriScience, a publicly traded agricultural chemical and seed company, from April 2020 until August 2021. From January 2016 until April 2020, she was President and Chief Executive Officer and a member of the Board Executive Committee of the American Egg Board. Prior to the American Egg Board, Ms. Alonzo served in various leadership positions at the U.S. Department of Agriculture, Agricultural Marketing Service and Kraft Foods, Inc. (now called Mondelez). There are no arrangements or understandings between Ms. Alonzo and any other person pursuant to which she was appointed to serve on the Board. In addition, there are no transactions involving the Company and Ms. Alonzo that the Company would be required to report pursuant to Item 404(a) of Regulation S-K, as amended.

In connection with her appointment as a director, Ms. Alonzo will receive compensation as a non-employee director. A description of the Company’s non-employee director compensation can be found in Exhibit 10(a) of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021 filed with the Securities and Exchange Commission on July 30, 2021.

On December 3, 2021, the Board voted unanimously to (i) increase the size of the Board from nine directors to ten directors, effective December 3, 2021 in connection with the appointment of Ms. Alonso to the Board and (ii) reduce the size of the Board from ten directors to nine directors in connection with the retirement of Mr. Grenier, effective January 1, 2022.

Item 7.01 Regulation FD Disclosure.

On December 3, 2021, the Company issued a press release announcing the appointment of Anne L. Alonzo to the Board, effective December 3, 2021. A copy of the press release is furnished with this Form 8-K and attached hereto as Exhibit 99.1.

The information in Item 7.01 of this Current Report on Form 8-K, as well as Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press release issued by PotlatchDeltic Corporation, dated December 3, 2021
104	Cover Page interactive data file (Embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PotlatchDeltic Corporation

Date:	December 3, 2021	By:	/s/ Michele L. Tyler
Michele L. Tyler Vice President, General Counsel and Corporate Secretary